                                                                   EXHIBIT 10.15

                          UNDERWRITING AGENCY AGREEMENT

THIS AGREEMENT is made effective December 1, 2001 between ALLIED WORLD ASSURANCE COMPANY, LTD, (hereinafter referred to as the "Company") and IPCRe UNDERWRITING SERVICES LIMITED (hereinafter referred to as the "Underwriting Agent").

WHEREAS,

         A. The Company has been incorporated in Bermuda and is licensed under The Insurance Act 1978 as a Class 4 Insurer; and

         B. The Underwriting Agent has been incorporated in Bermuda and is licensed under The Insurance Act 1978 as an Insurance Agent;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       APPOINTMENT

Subject to the terms and conditions of this Agreement, the Underwriting Agent is hereby appointed by the Company to solicit, bind, write and administer the business described in Section

2. hereof. The Underwriting Agent hereby accepts such appointment and agrees to perform faithfully the duties thereof to the best of its professional ability, in accordance with the standard of care of a professional insurance underwriter, and with that degree of knowledge, skill and judgment which is exercised by it with respect to its own business and the business of its parent and insurance and reinsurance affiliates. The word "Agreement" herein shall be understood to include any and all Addenda attached in accordance with the terms and conditions herein specified.

2.       AUTHORITY OF THE UNDERWRITING AGENT

Subject to compliance with the Underwriting Guidelines (as defined in Section 2.2) and the IPCRe Co-Insurance Limitations (as defined in Section 2.3), the Underwriting Agent shall have the power to bind the Company on the Subject Business described in Section 2.1 and, except as expressly limited elsewhere herein, the Underwriting Agent shall have the authority to do, outside of the United States of America (which, for purposes of this Agreement, shall mean the 50 states and the District of Columbia), all things reasonably necessary in the conduct of such business in order to fulfill its obligations under this Agreement.

         2.1 The business to be underwritten on behalf of the Company shall be limited to property catastrophe treaty reinsurance pertaining to losses wheresoever arising (the "Subject Business").

         2.2 The Underwriting Agent may not bind the Company to any Subject Business unless such Subject Business complies with each of the following guidelines (the "Underwriting Guidelines"):

                  A. The annual original premium written (excluding reinstatement premium) for Subject Business ceded to the Company pursuant to reinsurance treaties entered into by the Underwriting Agent on behalf of the Company shall not exceed $60 million, in the aggregate, without the prior consent of an executive officer of the Company;

                  B. The types of risks that may be included in the Subject Business assumed by the Company pursuant to reinsurance treaties entered into by the Underwriting Agent on behalf of the Company are limited to property catastrophe treaty reinsurance, and specifically excludes inward retrocessions and per-risk business;

                  C. The maximum limit of liability under reinsurance treaties entered into by the Underwriting Agent on behalf of the Company will be $12.5 million per program, it being understood that where multiple programs are written for a single client group of companies, the limit shall be applied separately to each separate segment of risk, based on geographic zone or line of business, provided that applying such separate limits will not result in any significant correlation leading to additional accumulation of risks related to any such client group, and provided further that in no event shall the aggregate risk limit associated with any individual geographic zone (which zones are described in Addendum A to this agreement) in which Subject Business risks are located exceed $200 million per zone (the "Zonal Limit");

                  D. The reinsurance treaties entered into by the Underwriting Agent on behalf of the Company must contain customary exclusions no less favorable to the Company than the exclusions contained in similar treaties underwritten on behalf of IPCRe Limited;

                  E. The risks assumed by the Company pursuant to reinsurance treaties entered into by the Underwriting Agent on behalf of the Company may be located wheresoever arising, subject to no territorial limits (other than the Zonal Limits); and

                  F. The maximum treaty period for any reinsurance treaty entered into by the Underwriting Agent on behalf of the Company is 3 years, and any treaty that is proposed to be entered into for a longer period must be approved by an executive officer of the Company.

         2.3 The Underwriting Agent shall authorize treaty participations to brokers and other producers of Subject Business only:

                  A. On the condition that IPCRe Limited will assume at least an equal amount of the identical risk on any treaty as will the Company, and subject to contractual terms (including rates, limits, net retention provisions, and other contractual terms) that are no more favorable to IPCRe Limited than those applicable to the Company, it being understood that (i) if the broker or producer refuses, despite the Underwriting Agent's reasonable best efforts, to accept such authorization, the Underwriting Agent shall nevertheless be free to accept the Subject Business on behalf of the Company so long as the terms on which it is accepted otherwise comply with the terms of this Agreement and (ii) where IPCRe Limited, for itself, is precluded from entering into a given treaty because of geographic or other limitations that would not preclude the Company from entering into such treaty, the Underwriting Agent may bind the Company to such treaty; and

                  B. To the extent that any such treaty would reflect the best efforts of the Underwriting Agent to achieve consistent proportionality, on a per treaty basis, between the overall composition of the property catastrophe treaty reinsurance businesses of the Company and of IPCRe Limited.

         Clauses A. and B. above are referred to as the "IPCRe Co-Insurance Limitations".

         2.4 Except as provided in Section 2.3A., the net retention of IPCRe in respect of any Subject Business to which the Company is bound pursuant to a treaty entered into by the Underwriting Agent in accordance with this Agreement shall at all times equal or exceed the net retention of the Company.

3.       LIMITATIONS OF AUTHORITY

The Underwriting Agent shall have no power or authority other than as granted and set forth herein and no other or greater power shall be implied from the grant or denial of powers specifically mentioned herein.

         3.1 In addition to the other limitations expressly contained in this Agreement, the Underwriting Agent has no authority to:

                  A. make, accept or endorse notes or otherwise incur any liability which is not incurred in the ordinary course of business of the Underwriting Agent on behalf of the Company pursuant to the terms and conditions of this Agreement;

                  B. issue a guaranty, other than as permitted expressly in writing by the Company; or

                  C. hold itself out as an agent of the Company in any other manner, or for any other purposes, than as specifically prescribed in this Agreement.

         3.2 The Underwriting Agent shall use no advertising material, prospectus, proposal, or representation, either in general or in relation to a particular product of the Company, unless furnished by the Company for that purpose.

         3.3 The Underwriting Agent shall have no authority to appoint sub-agents for the Company without prior written approval of the Company, except that the Underwriting Agent may employ American International Company Limited at its own expense to assist it in the performance of any ancillary duties under this Agreement.

         3.4 The Underwriting Agent shall have no authority to produce and bind Subject Business for the Company to the extent that doing so would result in the Company's having any "related person insurance income" or "RPII" (as defined in Section 953(c)(2) of the United States Internal Revenue Code of 1986, as amended (the "Code")). In order to effectuate the foregoing, the Underwriting Agent, in its capacity as agent for the Company, will: (A) not write reinsurance for insurers that are "United States shareholders" (as defined in Section 953(c) of the Code; (B) in a case where the person or persons insured under insurance policies that are to be reinsured cannot be identified, reinsure risks affecting large populations in order to minimize the portion of the Company's reinsurance premiums that are attributable (directly or indirectly) to the risks of any particular person that may be a United States shareholder or persons related to such shareholder (within the meaning of Section 953(c) of the Code); and (C), except with the express written consent of the Company (which consent shall be granted or withheld in the Company's sole and absolute discretion), not write any reinsurance policy if the Underwriting Agent knows, or has reason to know, that such policy may (directly or indirectly) reinsure risks of a United States shareholder or persons related to such shareholder (within the meaning of Section 953(c) of the Code). If, and to the extent that, any reinsurance treaty to which the Underwriting Agent has bound the Company would otherwise result in the Company's having any RPII, the Underwriting Agent, on behalf of IPCRe Limited, hereby accepts retrocession of the reinsured risk to the extent that the risk is (directly or indirectly) the risk of a United States shareholder or a person related to such a shareholder (within the meaning of Section 953(c) of the Code).

4.       UNDERWRITING AGENT'S RECOMMENDATIONS

The Underwriting Agent will recommend to the Company the institution, prosecution, defense or maintenance of any legal proceedings in connection with any matter pertaining to the Subject Business produced by the Underwriting Agent on behalf of the Company.

5.       TERRITORY

The territory within which the Underwriting Agent shall operate is intended to be principally Bermuda. This Agreement shall be performed and services provided hereunder shall be rendered in all material respects in Bermuda, it being understood that the Underwriting Agent may also perform certain functions under this agreement through affiliates located in other jurisdictions outside of the United States of America. The Underwriting Agent shall be the exclusive agent of the Company for the Subject Business. The Underwriting Agent shall not, however, have any right to represent the Company or act on its behalf within the United States of America and shall not discharge any of its rights, duties and obligations set forth in this Agreement from within the United States of America. Furthermore, nothing contained in this Agreement shall prevent the Company from soliciting, binding, writing and administering Subject Business by and on its own behalf.

6.       UNDERWRITING SERVICES

The Underwriting Agent shall perform, from outside the United States of America, the following underwriting services on behalf of the Company:

         6.1 Process submissions for property catastrophe treaty reinsurance.

         6.2. Rate, quote and execute property catastrophe reinsurance treaties in accordance with the authority granted herein and in conformity with Section 2, and, if appropriate, terminate or cancel policies and issue notices of cancellation.

         6.3 Develop and maintain underwriting files, in customary form, on behalf of the Company and which become the property of the Company.

         6.4 Use the best of its professional ability and good faith, acting in accordance with the standard of care of a professional insurance underwriter, in the selection of risks to be underwritten by the Company.

         6.5 Approve or deny any claim made against the Company under property catastrophe reinsurance treaties executed by the Underwriting Agent on behalf of the Company. All claims must be reported to the Company by the Underwriting Agent in a timely manner, and a copy of the claim file will be sent to the Company at its request, or as soon as it becomes known that the claim (A) has the potential to exceed $5 million or
                  (B) involves a coverage dispute.

7.       REPORTS & ACCOUNTS

         7.1 The Underwriting Agent shall provide the Company with access to its management information systems, for the purpose of reviewing data which relates to business transacted under this Agreement.

         7.2 Monthly, the Underwriting Agent shall allow American International Company Limited, or any other administrative services provider to the Company, to take an extract from its underwriting system to populate an accounting or other analytical system selected by the Company or such administrative services provider. The Underwriting Agent shall maintain data on catastrophe accumulations relating to the

                  Subject Business in a customary form and shall provide such information to the Company, as and when requested.

         7.3 The Underwriting Agent shall use its best efforts to provide other reports or analyses as may be reasonably requested by the Company.

         7.4 Not later than 30 days after the last day of each calendar quarter, the Underwriting Agent shall deliver to the Company a computation of the unearned premium and outstanding loss reserves, including reserves for losses incurred but not reported ("IBNR") required to be maintained by the Company with respect to business produced by the Underwriting Agent. Such computations shall be made in accordance with Bermuda statutory accounting principles and in the manner specified by the Company. In addition, the Underwriting Agent shall furnish semi-annually such supplementary underwriting and actuarial statistics as may be required by the Company.

         7.5 The Underwriting Agent will instruct the producer of any Subject Business produced for the Company to cause the premium relating to such Subject Business to be deposited directly to a premium account established by the Company.

         7.6 The Company shall pay any claims presented to it for payment by the Underwriting Agent within 2 business days of receipt of written notice from the Underwriting Agent stating the nature and amount of the claim to be paid, and identifying the treaty to which the claim relates.

8.       RECORDS

         8.1 The Underwriting Agent shall keep, in a manner and form approved by or acceptable to the Company, true and complete Books and Records of all the Company's business conducted under and pursuant to this Agreement, including, but not limited to, reinsurance treaties or contracts, underwriting, reserves, premium and claim records. The Underwriting Agent shall maintain all records with regard to the Company's business separately from the records of other businesses for which it may act as underwriting agent or any similar capacity.

         8.2 The Company shall have the right at all times during the Underwriting Agent's business hours, and at its own expense, to inspect and to make copies of the Books and Records of the Underwriting Agent (or any sub-agent employed by the Underwriting Agent) relating to the services provided hereunder. The term "Books and Records" shall mean all materials, books and records and data in whatever form or medium (i) furnished by the Company to the Underwriting Agent in connection with the performance by the Underwriting Agent of its obligations under this Agreement; (ii) generated by the Underwriting Agent in connection with the performance by the Underwriting Agent of its obligations under this Agreement;
                  (iii) that may be accessed by the Company or its administrative agent or provided by the Underwriting Agent to the Company or its administrative agent pursuant to Section 7.1, 7.2, 7.3 or 7.4; or (iv) that in any way pertain to the performance of the obligations of the Underwriting Agent under this Agreement, including books of account, reinsurance treaties and other contracts entered into by the Underwriting Agent on behalf of the Company and all correspondence related thereto, underwriting files, claim and reserving files, data on premium and claim payments and any and all materials, books and records and data relating to the reinsurance treaties entered into by the Underwriting Agent on behalf of the Company.

         8.3 All Books and Records kept by the Underwriting Agent in connection with the reinsurance treaties entered into by the Underwriting Agent on behalf of the Company shall be and remain the sole property of the Company and will remain the property of the Company following termination of this Agreement, including all databases maintained by the Underwriting Agent relating to the Companies' accounting, insurance or other records and whether or not such data is maintained on information systems owned by the Underwriting Agent or the Companies or neither. The Underwriting Agent shall create and maintain underwriting records on behalf of Company in hard copy form and shall deliver such records to the Company whenever requested by the Company or periodically when the Underwriting Agent deems them to be no longer required to perform its duties under this Agreement. All such Books and Records shall be delivered to the Companies upon termination of this Agreement. All data related to the business of the Company and entered by the Underwriting Agent into its computer systems shall be delivered to the Company in electronic form.

         8.4 The provisions of this Section shall survive the termination of this Agreement until all obligations are fully discharged.

9.       CURRENCY

All records of business transacted pursuant to this Agreement shall be maintained in original currency.

10.      COMPENSATION

The Underwriting Agent's remuneration for all services performed under this Agreement shall be its commission ("Agency Commission") calculated at the rate of 6.5% of the gross premiums written (less return premiums and commissions) on behalf of the Company. Prior to the end of each month, the Underwriting Agent shall provide to the Company a statement of gross premiums written during the prior month, converted into United States dollars at the then prevailing rates, together with a calculation of the Agency Commission. The Company shall pay the Agency Commission to the Underwriting Agent promptly thereafter.

11.      RELATIONSHIP

The Company and the Underwriting Agent are independent of one another, and as an independent agent, the Underwriting Agent is acting in the ordinary course of its business. Nothing in this Agreement shall be deemed to create: (i) a joint venture or partnership between the parties; (ii) a relationship of employer and employee; (iii) a relationship of principal and agent; or (iv) any relationship other than independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement.

12.      LICENSING

The Underwriting Agent warrants that it now has and shall maintain during the term of this Agreement the license or licenses necessary to administer the business described in this Agreement. In the event that any license the Underwriting Agent utilizes to fulfill the requirements of the Agreement expires, terminates or is suspended for any reason, this Agreement may be terminated immediately by the Company the Company may avail itself of any rights provided under Section 13.

13.      TERM & TERMINATION

         13.1 The term of this Agreement shall commence on December 1, 2001 and shall continue in force until December 2, 2004 (the "Initial Term"). Thereafter, this Agreement shall continue in force for successive one-year periods (each, a "One-Year Renewal Term"), unless prior written notice to terminate shall have been delivered by one party to the other party at least 90 days prior to the expiration date of the Initial Term or any One-Year Renewal Term.

         13.2 Except as otherwise provided herein, this Agreement shall terminate automatically upon the effective date of the sale, transfer or merger of the Underwriting Agent's business.

         13.3 Termination of this Agreement shall not affect the rights and obligations of the parties hereto as to transactions, acts or things done by either party prior to the effective date of termination.

14.      CONFIDENTIALITY

         14.1 The Underwriting Agent hereby acknowledges that, as a result of its performance of services for the Company under this Agreement, it has and will acquire non-public information with respect to the Company and its affairs, including: (a) information relating to the business, finances, methods of operation, business plans, marketing strategies and other information relating to the Company and (b) other trade secrets and proprietary information of the Company (hereinafter collectively referred to as "Confidential Information").

         14.2 During the term of this Agreement, and at all times thereafter, the Underwriting Agent shall, and shall cause each of its directors, officers, employees and agents (such Persons, collectively "Covered Persons") to, keep confidential (to the extent required hereby) all Confidential Information that any of them may obtain and not to use such Confidential Information for any purpose other than in the course of the performance of this Agreement.

         14.3 The foregoing restrictions shall not apply with respect to any Confidential Information (i) previously known to the Underwriting Agent through a source not bound by any obligation to the Company to keep the Confidential Information confidential, (ii) lawfully obtained by the Underwriting Agent from a source other than the Company, which source is not bound by any obligation to keep such Confidential Information confidential, (iii) the disclosure of which to any director, officer, employee or agent of the Underwriting Agent is necessary to carry out the purposes of this Agreement, provided, however, that such disclosure referred to in this clause (iii) shall be limited to the extent reasonably necessary to protect the rights of the Company with respect to its Confidential Information, and that as a condition to disclosing any Confidential Information to any person who is not bound by a duty of confidentiality to the Underwriting Agent and its clients, the Underwriting Agent shall require that such person enter into a confidentiality agreement with the Company on terms satisfactory to the Company, or (iv) independently developed by the Underwriting Agent without reference to the Confidential Information.

         14.4 The Underwriting Agent may disclose any Confidential Information if and as required as a result of any governmental investigation, court order, subpoena, deposition, interrogatory, request for documents, civil investigative demand, or similar legal duress, and to the extent reasonably necessary for the Underwriting Agent or any of its affiliates to comply with applicable securities laws and regulations and stock exchange requirements and the applicable regulations of other regulatory agencies having jurisdiction over the Underwriting Agent or any of its affiliates.

         14.5 Notwithstanding anything provided in this Section 14, Confidential Information may be disclosed with the prior written consent of the Board of Directors of the Company.

15.      INDEMNIFICATION

The Company hereby agrees to indemnify and hold the Underwriting Agent and each of its directors, officers, servants, agents and employees, harmless from and agree to defend each of them (collectively, "Indemnitees") from and against all and any manner of liabilities, suits, claims, damages and expenses (other than those arising out of the gross negligence or willful misconduct of any such Indemnitees in the performance of any of the Underwriting Agent's obligations hereunder) arising out of or in connection with this Agreement or the good faith performance by the Underwriting Agent of its obligations hereunder.

16.      ARBITRATION

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to a panel of three arbitrators, to be appointed by the American Insurance Association. Each such arbitrator shall be a current or former senior official of a Bermuda insurance or reinsurance company but shall not be associated with any of the parties to this Agreement. Any arbitration hereunder shall take place in Bermuda, and shall be conducted in accordance with the Rules of the American Arbitration Association. The decision of a majority of the arbitrators shall be in writing, shall state reasons for the award, and shall be final and not subject to appeal, and judgment upon the award or determination rendered by the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

17.      ASSIGNMENT

No assignment of this Agreement by one party shall be valid unless authorized in advance in writing by the other party hereto.

18.      ENTIRE AGREEMENT, AMENDMENT & WAIVER

         18.1 This Agreement constitutes the entire agreement between the parties with respect to the appointment by the Company of the Underwriting Agent to solicit, bind, write and administer Subject Business, and supersedes and extinguishes any warranty, representation or arrangement previously given or made with respect thereto, other than those expressly set out herein. The express terms hereof supersede any course of performance or usage of the trade. This Agreement may not be amended except in writing signed by each of the parties hereto.

         18.2 Neither the failure nor delay on the part of any party in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right or remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

19.      NOTICES

All notices required or permitted to be given hereunder shall be in writing and shall be given as follows:

         19.1     If given by the Company:

         Delivered to the Underwriting Agent at American International Building, 29 Richmond Road, Pembroke HM 08, Attention: President, or to such other address as the Underwriting Agent may have subsequently specified to the Company in writing; or

         19.2     If given by the Underwriting Agent:

         Delivered to the Company at American International Building, 29 Richmond Road, Pembroke HM 08, Attention: President, or to such other address as the Company may have subsequently specified to the Underwriting Agent in writing.

20.      SERVICE OF PROCESS

In the event any legal process or notice is served on the Underwriting Agent in a suit or proceeding against the Company, the Underwriting Agent shall forthwith forward such process or notice to the Company.

21.      REGULATORY NOTICES

The Underwriting Agent shall forward promptly to the Company all correspondence pertaining to this Agreement received from any government regulatory agency.

22.      GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without reference to the principles of conflicts of law thereof. If any suit is instituted by any of the parties to enforce any of the terms or conditions of this Agreement, each of the parties hereby submits to the exclusive jurisdiction of and venue in the courts of Bermuda.

23.      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and such counterparts together shall constitute one and the same instrument.

24.      HEADINGS

The section headings contained herein are for convenience only and shall not alter or limit or define the provisions hereof.

25.      SEVERABILITY

In the event that any word, sentence, paragraph, provision, section, subsection or article of this Agreement is found to be void or voidable, the remainder of this Agreement shall nevertheless be legal and binding with the same force and effect as though the void or voidable parts were deleted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate in Pembroke, Bermuda, on the date first written above.

For and on behalf of                       For and on behalf of
IPCRe Underwriting Services Limited        Allied World Assurance Company, Ltd


   /s/ S.Fallon               for             /s/ Michael Morrison
------------------------------             ------------------------------
James P. Bryce
President                                  President

                                   ADDENDUM A

                                Geographic Zones

In writing Subject Business, the Underwriting Agent will divide (A) the United States into eight geographic zones and (B) its other markets, including Europe and Japan, into ten zones, as follows:

                               UNITED STATES ZONES

         ZONE #                                ZONE                              STATES
         ------                                ----                              ------
           1                           New England           Connecticut, Massachusetts, Maine, New
                                                             Hampshire, Rhode Island, Vermont

           2                           Atlantic              District of Columbia, Delaware, Florida,
                                                             Georgia, Maryland, North Carolina, New Jersey,
                                                             New York, Pennsylvania, South Carolina,
                                                             Virginia

           3                           Gulf of Mexico        Alabama, Louisiana, Mississippi, Texas

           4                           North Central         Illinois, Indiana, Kentucky, Michigan, Ohio,
                                                             Tennessee, Wisconsin, West Virginia

           5                           Midwest               Arkansas, Colorado, Iowa, Kansas, Minnesota,
                                                             Missouri, Montana, North Dakota, Nebraska, New
                                                             Mexico, Oklahoma, South Dakota, Wyoming

           6                           West                  Arizona, Idaho, Nevada, California, Oregon,
                                                             Utah, Washington

           7                           Alaska                Alaska

           8                           Hawaii                Hawaii

                         NON UNITED STATES (OTHER) ZONES

                 ZONE                                      COUNTRIES
                 ----                                      ---------
Northern Europe                         Europe, Scandinavia, UK, Ireland

Japan                                   Japan

Asia                                    Korea, China, Micronesia, Taiwan

Australia/NZ                            Australia, New Zealand

Central America and Caribbean           Belize, Costa Rica, El Salvador, Honduras,
                                        Mexico, Nicaragua, Panama, Bahamas, Bermuda,
                                        Cayman Islands, Greater Antilles, Lesser
                                        Antilles, Leeward Islands, Turks & Caicos,
                                        Windward Islands

South America                           Argentina, Bolivia, Brazil, Chile, Colombia,
                                        Ecuador, French Guiana, Guyana, Paraguay,
                                        Peru, Surinam, Uruguay, Venezuela

Africa and Middle East                  Africa, Bahrain, Cyprus, Egypt, Iran, Iraq,
                                        Israel, Jordan, Kuwait, Lebanon, Oman, Qatar,
                                        Saudi Arabia, South Yemen, Syria, UAR, Yemen

Canada                                  Canada

Worldwide                               WW Inc US, WW X USA

Other                                   East Europe (i.e., Warsaw Pact), any other area

The Underwriting Agent has designated the above geographic zones which, based on historic catastrophe loss experience reflecting actual catastrophe events and property development patterns, it believes are most likely to absorb a large percentage of losses from one catastrophic event. These zones have been determined using computer modeling techniques and underwriting assessments. The parameters of these geographic zones will be subject to periodic review and change and upon any change, the Underwriting Agent shall promptly notify the Company of such change and the revised geographic composition of each zone.

The Underwriting Agent recognizes that events may affect more than one zone, and to the extent the Underwriting Agent accepts reinsurance from a ceding insurer with a loss exposure in more than one zone, the Underwriting Agent will consider such potential loss in testing the zonal limits in all such affected zones. For example, the program for a U.S. national insurance company typically will be subject to limits and exposure in each U.S. zone. A program with worldwide exposure will also be subject to limits and exposure in U.S. zones and other zones around the world, as applicable. In instances such as the above, where the Underwriting Agent accepts reinsurance from a ceding insurer with a loss exposure in more than one geographic zone, the accepted exposure will be counted against the zonal limit in each zone where exposure exists, regardless of the probability of loss from such exposure. The Underwriting Agent and the Company understand that this method of monitoring and aggregating zonal limit exposure can result in a substantial "double counting" of exposure in determining the utilization of zonal limits in each zone.